Exhibit 10.22

certain confidential information contained in this document, marked by brackets, has been omitted because it (i) is not material and (ii) would be competitively harmful if publicly disclosed

Execution Version

ENGINES SALES AGREEMENT

BY

AND

BETWEEN

GE Aviation Materials, Inc.

AND

Mesa Airlines, Inc.

ENGINES SALES AGREEMENT

This Engines Sales Agreement (this “Agreement”) is dated as of this _____ day of March 2024 (the “Effective Date”), by and between GE Aviation Materials, Inc., a company organized under the laws of Delaware, and having a principal place of business located at 3001 West Airfield Drive, Suite 100, Euless TX 75261, U.S.A (“Buyer”) and Mesa Airlines, Inc., a company organized under the laws of Nevada, and having a principal place of business located at 410 North 44th Street, Suite 700, Phoenix, Arizona 85008 (“Seller”) (each a “Party” and collectively, the “Parties”).

WHEREAS, Seller is the legal owner of the Fifty Three (53) used General Electric CF34-8C Engines, (the “Engines”) as better defined in Schedule 2;

WHEREAS, Seller desires to sell the Engines to Buyer for the Purchase Price (defined below), under the terms and conditions contained in this Agreement; and

WHEREAS, Buyer desires to purchase the above referenced Engines under the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the terms and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

Article 1
- Sale of Engines

Subject to the terms and conditions of this Agreement, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, the Engines, subject to the terms and provisions of this Agreement.

Article 2
- Purchase Price and Payment
2.1
Purchase Price. [***]
2.2
Deposit – [***]

2.3
Payment. Upon execution of this Agreement, Buyer shall issue a purchase order to Seller and upon Delivery of each Engine with all the required documentation in accordance with Section 4.1, Buyer shall pay the applicable Per Engine Purchase Price in United States Dollars, in immediately available funds, via electronic funds transfer, as contemplated by Section 2.4. Payments to the applicable lender or security agent shall be made to such account as is notified to Buyer in writing and payments to Seller shall be made to Seller’s account as follows:

Bank:	[***]

ABA No.	[***]
Acct. No.:	[***]

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[***]

Article 3
- Delivery; Risk of Loss
3.1
Delivery. Seller shall deliver the Engines DAP (Incoterms 2020), at a third-party facility located at [***] (“Delivery Location”)..
3.2
Timing – It is agreed that the RASPRO engines will be first to deliver.
3.3
Title – all Engines must be sold free and clear of any lien of financial/legal interest.
3.4
Engines Condition. Seller shall deliver the Engines to Buyer in spare Engines configuration without any QEC (i.e., bare condition) and otherwise in their then “AS IS” and “WHERE IS” condition.
Article 4
– Closing; Transfer of Title; Event of Loss
4.1
Conditions to Closing. Closing of the sale and purchase of each Engine as contemplated by this Agreement shall occur on or immediately after all of the following conditions have occurred (or been waived, if applicable, by the Party in whose favor such condition runs) with respect to such Engine on a date mutually agreed by the Parties (each, a “Closing Date”); provided that the closing of the sale and purchase of all Engines shall occur on or before [***] unless otherwise agreed by the Parties (the “Final Closing Date”):
a.
Seller shall have received, in each case with respect to the Engine then being sold and purchased: (i) the applicable Per Engine Purchase Price (which shall be paid as contemplated by Section 2.4 and will be deemed received by the Seller when so paid), (ii) a duly executed Certificate of Acceptance in substantially the form attached to this Agreement as Exhibit B, and (iii) a duly executed Delivery Receipt substantially in the form of Exhibit C.
b.
Buyer shall have, in each case with respect to the Engine then being sold and purchased: (i) inspected and accepted the Engine at the Delivery Location, (ii) upon payment of the Per Engine Purchase Price for such Engine as contemplated by Section 2.4, received a duly executed copy of a Bill of Sale for such Engine in substantially the form attached to this Agreement as Exhibit A and (iii) a non-incident/non-accident letter stating that the Engines has not been involved in an incident or accident, in a form substantially similar to the form attached to this Agreement as Exhibit D.
4.2
Transfer of Title. Title to each Engine as well as risk of loss or of damage to each Engine shall pass to Buyer upon Buyer’s receipt of the Bill of Sale with respect thereto on the applicable Closing Date.
4.3
Termination for Failure to Meet Conditions Precedent. If the Parties do not meet their respective obligations set forth in Article 4.1 above with respect to any Engine by the Final Closing Date, this Agreement shall terminate and neither Party shall have any further obligation or liability to the other Party, unless the Parties agree otherwise. Notwithstanding the foregoing, in the event of a termination of this Agreement as provided in this Section 4.3 for any reason not attributable to Buyer, Seller shall promptly return to Buyer per Buyer’s written instructions the Per Engine Deposit in respect of each Engine for which a Closing Date will not occur by reason of such termination.
4.4
Event of Loss.

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If an Event of Loss (as defined below) occurs to any Engine after the date hereof and prior to the Closing Date for such Engine, neither Party will have any further liability to the other with respect to such Engine, except that (i) any amount of the Per Engine Purchase Price in respect of such Engine that has already been paid by Buyer shall be refunded to Buyer and (ii) Seller shall promptly return to Buyer per Buyer’s written instructions the Per Engine Deposit in respect of such Engine or such Per Engine Deposit will be applied to reduce the Per Engine Purchase Price payable with respect to the next Engine to close.

“Event of Loss” means with respect to any Engine:

a.
the actual or constructive total loss of such Engine (including any damage to such Engine which results in an insurance settlement on the basis of a total loss, or requisition for use or hire which results in an insurance settlement on the basis of a total loss);
b.
such Engine being destroyed, damaged beyond economic repair, or permanently rendered unfit for normal use for any reason whatsoever;
c.
the requisition of title or other compulsory acquisition of title for any reason of such Engine by any government entity or other authority or by any person by operation of any law; or
d.
the hijacking, theft, disappearance, condemnation, confiscation, seizure, detention, or requisition for use or hire of such Engines which deprives the Seller of the possession or use of such Engine beyond the Final Closing Date.
Article 5
- Inspection; AS IS Sale and Disclaimers
5.1
Seller agrees to make each Engine, including all associated technical records as mutually agreed upon between Seller and Buyer, available for inspection and review by Buyer, at the Delivery Location. Promptly upon completion of Buyer’s inspection of an Engine, Buyer shall either (i) deliver to Seller a Certificate of Acceptance for such Engine in the form attached as Exhibit B, or (ii) notify Seller, in writing, if the Engine is found unacceptable to Buyer. If Buyer rejects the condition of any Engine following inspection, this Agreement shall terminate with respect to such rejected Engine and neither party shall have any further obligation under this Agreement with respect to such Engine except that (i) any amount of the Per Engine Purchase Price in respect of such Engine that has already been paid by Buyer shall be refunded to Buyer and (ii) Seller shall promptly return to Buyer per Buyer’s written instructions the Per Engine Deposit in respect of such Engine or such Per Engine Deposit will be applied to reduce the Per Engine Purchase Price payable with respect to the next Engine to close..
5.2
Disclaimers; Limitation of Liability

(a)
EXCEPT FOR THE TITLE WARRANTY SET FORTH IN ARTICLE 7 OF THIS AGREEMENT AND IN EACH BILL OF SALE, EACH ENGINE, AND ALL TECHNICAL AND MAINTENANCE RECORDS AND OTHER DOCUMENTS RELATING TO SUCH ENGINE (“ENGINE DOCUMENTS”), AND EACH AND any component, furnishing, equipment AND PART furnished with EACH Engine WHETHER OR NOT INSTALLED THEREON (COLLECTIVELY, “PARTS”) IS BEING SOLD AND DELIVERED “AS IS”, “WHERE IS”, AND “WITH ALL FAULTS” AND WITHOUT ANY REPRESENTATION, GUARANTEE OR WARRANTY OF SELLER, EXPRESS OR IMPLIED, OF ANY KIND, ARISING BY LAW OR OTHERWISE; AND
(b)
WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER

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HEREBY UNCONDITIONALLY AGREES THAT, AS BETWEEN BUYER (ON THE ONE HAND) AND SELLER (ON THE OTHER HAND), EACH ENGINE, ALL ENGINE DOCUMENTS, AND ALL PARTS IS TO BE SOLD AND PURCHASED IN AN “AS IS, WHERE IS” AND “WITH ALL FAULTS” CONDITION AS AT DELIVERY, AND, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ARTICLE 7 OF THIS AGREEMENT AND IN THE APPLICABLE BILL OF SALE, NO TERM, CONDITION, WARRANTY, REPRESENTATION OR COVENANT OF ANY KIND HAS BEEN ACCEPTED, MADE OR IS GIVEN BY SELLER OR ANY AFFILIATE OF SELLER OR ANY OF ITS OR THEIR OFFICERS, DIRECTORS, EMPLOYEES, SERVANTS, REPRESENTATIVES OR AGENTS; AND SELLER HEREBY DISCLAIMS AND BUYER HEREBY WAIVES ANY AND ALL OTHER WARRANTIES AND REPRESENTATIONS, INCLUDING WITHOUT LIMITATION THOSE IN RESPECT OF THE AIRWORTHINESS, SERVICEABILITY, VALUE, QUALITY, DURABILITY, DATA PROCESSING, CONDITION, DESIGN, OPERATION, DESCRIPTION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF ANY ENGINE, ANY ENGINE DOCUMENTS, AND ANY PARTS, AS TO THE ABSENCE OF LATENT, INHERENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), AS TO THE COMPLETENESS OR CONDITION OF THE ENGINE DOCUMENTS, OR AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, COPYRIGHT, DESIGN, OR OTHER PROPRIETARY RIGHTS; ALL CONDITIONS, WARRANTIES AND REPRESENTATIONS (OR OBLIGATION OR LIABILITY, IN CONTRACT OR IN TORT) IN RELATION TO ANY OF THOSE MATTERS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED.
(c)
NONE OF THE PARTIES SHALL BE LIABLE TO THE OTHER FOR, AND EACH PARTY HEREBY WAIVES AND RELEASES ANY CLAIMS AGAINST ANY OTHER PARTY FOR, ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST REVENUES, LOST PROFITS, OR LOSS OF PROSPECTIVE ECONOMIC ADVANTAGE, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ANY PARTY’S PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT OR IN ANY OTHER WAY ARISING OUT OF OR RELATING TO ANY ENGINE PURCHASED OR SOLD HEREUNDER.

Article 6
- Taxes

Buyer and Seller shall cooperate with each other in all reasonable respects to lawfully mitigate or eliminate the imposition of any sales, use, excise, stamp, transfer, value added, gross receipts or any other taxes, duties, fees or charges (collectively, “Sales Taxes”) that may be imposed on Seller, Buyer or any Engine by any government entity in any jurisdiction as a result of the sale or purchase of such Engine under this Agreement. The Purchase Price does not include the amount of any Sales Taxes that may be imposed by any government entity in any jurisdiction as a result of the sale of the Engines under this Agreement. Buyer shall be solely responsible for and promptly pay when due, and will on demand indemnify and hold harmless Seller on an after-tax basis from and against, all Sales Taxes, and all penalties, fines, additions to tax and interest thereon, which may be levied by any government entity in any jurisdiction as a result of or in connection with the sale of any Engine with regard to any time

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period at or following transfer of title to such Engine to Buyer, excluding (a) any tax levied or imposed on the gross or net income, gross receipts, capital, net worth, accumulated earnings or conduct of business of Seller unrelated to the transactions contemplated by this Agreement (including any penalties, interest and additions to tax relating thereto), (b) any tax that would not have been imposed but for the gross negligence or willful misconduct of Seller or (c) any tax that was incurred prior to the date on which title to the applicable Engine was transferred to Buyer and that is unrelated to the transactions contemplated by this Agreement.

Article 7
- Assignment of Warranties; Title Warranty

. Seller shall make available to Buyer, any transferable warranties received from repair facilities, distributors, or manufacturers of each Engine that are still in effect at the time title to the applicable Engine is transferred to Buyer and will, upon written request, deliver to Buyer all documentation in Seller’s possession necessary to transfer any such warranties. The Parties shall cooperate in the transfer of all such warranties.

Seller represents and warrants that it will on the Closing Date applicable to each Engine and upon payment of the applicable Per Engine Purchase Price as contemplated by Section 2.4, convey to Buyer good and marketable title to the Engine then being sold to Buyer, free and clear of any liens, claims, or encumbrances and that it will defend, hold harmless and indemnify Buyer with respect to any claims adverse to such warranted title..

Article 8
- Excusable Delay

Neither Party shall be liable for delays in delivery or failure to perform due to: (i) causes beyond its reasonable control; (ii) acts of God, acts of civil or military authority, fires, strikes, floods, epidemics, war, civil disorder, riot, or delays in transportation; or (iii) inability due to causes beyond its reasonable control to obtain necessary labor, material, or components. In the event of any such delay, the date of delivery shall be extended for a period equal to the time lost by reason of the delay. This provision shall not, however, relieve such delayed Party from using reasonable efforts to continue performance whenever such causes are removed. The delayed Party shall promptly notify the other Party when such delays occur or impending delays are likely to occur and shall continue to advise the other Party of new payment schedule/ shipping schedules, as applicable, and/or changes thereto.

Article 9
- Indemnification and Limitation of Liability
9.1
Seller Indemnity. Subject in all instances to the limitation of liability set forth in Article 5.2(c), Seller agrees to indemnify and hold harmless Buyer and its officers, partners, directors, employees, agents, successors, assigns, shareholders and its parent companies and general partners and their respective officers, assigns, directors, employees, agents and shareholders (collectively, the “Buyer Indemnitees”), against all liabilities, claims and losses, including personal injury and damage to property, arising from Seller’s ownership, purchase, use, operation, lease, resale, storage, or possession of any Engine of any nature whatsoever, including reasonable attorneys’ fees arising in connection therewith,; provided that the indemnities contained in this Article 9.1 shall not extend to liabilities, claims or losses:
(i)
to the extent they arise out of or are attributable to any act, omission, event or circumstance occurring after the time at which title to such Engine was transferred to Buyer;
(ii)
to the extent that they are caused by the wilful misconduct or gross

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negligence of a Buyer Indemnitee;
(iii)
to the extent they are the result of failure by Buyer to comply with any of its express obligations under this Agreement (unless such failure is caused by failure by Seller to comply with any of its express obligations under this Agreement) or any representation or warranty given by Buyer not being true and correct;
(iv)
to the extent they represent a Tax or a loss of tax benefits;
(v)
which are ordinary or usual operating or overhead expenses of the Buyer Indemnitee;
(vi)
which are required to be borne by Buyer in accordance with any other express provision contained in this Agreement; or
(vii)
to the extent the Buyer Indemnitee has received or recovered payment in respect of such liability, claim or loss from any insurance policy in respect of such Engine.

The obligations of Seller under this Article 9.1 shall survive the completion of the transaction contemplated by and the termination of this Agreement.

9.2
Buyer Indemnity. Subject in all instances to the limitation of liability set forth in Article 5.2(c), Buyer agrees to indemnify and hold harmless Seller and its officers, partners, directors, employees, agents, successors, assigns, shareholders and its parent companies and general partners and their respective officers, assigns, directors, employees, agents and shareholders (collectively, the “Seller Indemnitees”), against all liabilities, claims and losses, including personal injury and damage to property, arising from Buyer’s ownership, purchase, use, operation, lease, resale, storage, or possession of any Engine of any nature whatsoever, including reasonable attorneys’ fees arising in connection therewith,; provided that the indemnities contained in this Article 9.2 shall not extend to liabilities, claims or losses:
(viii)
to the extent they arise out of or are attributable to any act, omission, event or circumstance occurring before the time at which title to such Engine was transferred to Buyer;
(ix)
to the extent that they are caused by the wilful misconduct or gross negligence of a Seller Indemnitee;
(x)
to the extent they are the result of failure by Seller to comply with any of its express obligations under this Agreement (unless such failure is caused by failure by Buyer to comply with any of its express obligations under this Agreement) or any representation or warranty given by Seller not being true and correct;
(xi)
to the extent they represent a Tax or a loss of tax benefits;
(xii)
which are ordinary or usual operating or overhead expenses of the Seller Indemnitee;
(xiii)
which are required to be borne by Seller in accordance with any other

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express provision contained in this Agreement; or
(xiv)
to the extent the Seller Indemnitee has received or recovered payment in respect of such liability, claim or loss from any insurance policy in respect of such Engine.

The obligations of Buyer under this Article 9.2 shall survive the completion of the transaction contemplated by and the termination of this Agreement.

9.3
[Reserved].
9.4
Insurances. The Buyer shall maintain or cause to be maintained Airline Products Legal Liability insurance and War Risks and Allied Perils coverage applicable to the Engines in an amount not less than (i) US [***] or such higher amount as the Buyer shall procure or maintain from time to time, for the Engines while not in service or disassembled to piece parts, for a period ending [***] years following the date on which title to the last Engine is transferred to Buyer pursuant to this Agreement (the “Insurance Period”); or (ii) if Buyer or any subsequent purchaser of any Engine elects to return such Engine to service as a whole Engine or permits the Engine to be installed on one or more airframes prior to the end of the Insurance Period, then Buyer shall (at no cost to any Seller Indemnitee) cause the operator or such subsequent purchaser of such Engine to maintain for the remainder of the Insurance Period Aircraft Third Party, Property Damage, Passenger, Baggage, Cargo and Mail and Airline General Third Party (including Products) Legal Liability insurance in respect of such Engine, for a combined single limit of an amount not less than US [***] or such higher amount as any operator shall procure or maintain from time to time.

The foregoing policies of insurance shall contain terms acceptable to the Seller and shall name the Seller Indemnitees and their successors and assigns, shareholders, subsidiaries, affiliates, partners, contractors, officers, servants, agents and employees as additional insureds. Without limiting the generality of the foregoing, all such coverages shall (i) be primary and non-contributory by any additional insured, (ii) contain a severability of interests clause in favor of the additional insureds, (iii) contain waiver of subrogation and breach of warranty clauses in favor of the additional insureds and (iv) include a 30-day notice of cancellation (or such shorter period as may be customary with respect to War risk and Allied Perils coverage). Coverage up to the insured limits shall be available for each and every loss (but in the aggregate in respect of products and personal injury liability). Buyer shall (at its cost) cause any subsequent purchaser of any Engine to furnish to the Seller as soon as practicable a certificate of insurance demonstrating compliance with the requirements of this Section 9.4 and in a form acceptable to Seller.

Article 10
- Notices

Any notices required or permitted under this Agreement shall be in writing. Notices shall be provided to the Parties as follows, or at any other address as is subsequently designated in writing by either Party:

If to Seller: Mesa Airlines, Inc.

410 North 44th Street, Suite 700

Phoenix, Arizona 85008

Attention: [***]

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If to Buyer: GE Aviation Materials, Inc.

3001 West Airfield Drive, Suite 100, Euless TX 75261, U.S.A

Attention: [***]

Article 11
- Government Authorization; Export Shipment

Each Party shall be responsible for obtaining any required licenses or any other required governmental authorization and shall be responsible for complying with all U.S. and foreign government licensing and reporting requirements. Each Party shall restrict disclosure of all information and data furnished in connection with such authorization and shall ship the subject matter of the authorization to only those destinations that are authorized by the U.S. Governments.

Article 12
- Miscellaneous
12.1
Assignment. This Agreement or any rights or obligations hereunder may not be assigned without the prior written consent of the other Party, except that one Party’s consent will not be required for an assignment by such Party to one of its affiliates, or for the assignment of its rights to payment to a third party. Any assignment in contradiction of this clause will be considered null and void.
12.2
Savings Clause. If any portion of this Agreement will be determined to be a violation of or contrary to any controlling law, rule or regulation issued by a court of competent jurisdiction, then that portion will be unenforceable in such jurisdiction. However, the balance of this Agreement will remain in full force and effect.
12.3
Confidentiality. Both Parties agree to keep the terms and conditions of this Agreement confidential except for (i) disclosure to a Party’s officers, employees, directors, accountants, auditors, financial advisors, lawyers and other professional advisors and (ii) any disclosure required by law or judicial process. Such confidentiality obligation shall survive the term of this Agreement.
12.4
Dispute Resolution. If any dispute arises relating to this Agreement, the Parties will endeavor to resolve the dispute amicably, including by designating senior managers who will meet and use commercially reasonable efforts to resolve any such dispute. If the Parties’ senior managers do not resolve the dispute within 60 days of first written request, any dispute shall be referred to the courts of the state of New York, New York County, or of the United States District Court for the Southern District of New York located in the Borough of Manhattan. Each of the Parties (i) hereby irrevocably submits itself to the nonexclusive jurisdiction of the foregoing courts, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any Party hereto, and (ii) hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, any defense based on sovereign or other immunity or that the suit , action or proceeding which is

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referred to in clause (i) above is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by these courts.
12.5
12.6
Governing Law. The terms of this Agreement and the transactions hereunder shall be interpreted in accordance with and governed by the laws of the State of New York, U.S.A. without regard to its conflict of law principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.
12.7
No Agency. Nothing in this Agreement will be interpreted or construed to create a partnership, agency or joint venture between Buyer and Seller.
12.8
Entire Agreement. This Agreement including its Exhibits contains and constitutes the entire understanding and agreement between the Parties hereto respecting the subject matter hereof, and supersedes and cancels all previous negotiations, agreements, representations and writings in connection herewith. This Agreement may not be released, discharged, abandoned, supplemented, modified or waived, in whole or in part, in any manner, orally or otherwise, except by a writing signed and delivered by a duly authorized officer or representative of each of the Parties hereto making specific reference to this Agreement and the provisions hereof being released, discharged, abandoned, supplemented, modified or waived.
12.9
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original, and all of which when taken together shall constitute one and the same instrument.
12.10
Representations. Each Party hereby represent and warrant to the other Party that:
a.
it is a company duly organized and validly established in its state/country of organization; and
b.
it has power to enter into and perform its obligations under this Agreement, each Bill of Sale, each Acceptance Certificate, each Engine Delivery Receipt and each other transaction document (the “Transaction Documents”) to which it is a party;
c.
it has in full force and effect the authorizations necessary for it to enter into and execute this Agreement and each other Transaction Documents to which it is a party, comply with its obligations under those documents, and allow them to be enforced against it;
d.
its obligations under this Agreement and each other Transaction Document to which it is a party are valid and binding and enforceable against it in accordance with their terms, except to the extent limited by equitable principles and laws affecting creditors’ rights generally;
e.
this Agreement and the transactions under it and each other Transaction Document to which it is a party do not contravene its organizational documents or any law, regulation or official directive or any of its obligations or undertakings by which it or any of its assets are bound or cause a limitation on its powers or the powers of its directors to be exceeded.

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IN WITNESS HEREOF, the Parties hereto have signed this Agreement as of the Effective Date.

GE Aviation Materials, Inc. By: _____/s/ Lee Whitehurst Name: Lee Whitehurst Title: Commercial Director	Mesa Airlines, Inc. By: _____/s/ Michael Lotz Name: Michael Lotz Title: President

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Exhibit A

Form of

Bill of Sale

Pursuant to the Engines Sales Agreement, dated February ___ 2024, by and between GE Aviation Materials, Inc. (“Buyer”) and Mesa Airlines, Inc. (“Seller”) (the “Engines Sales Agreement”), and for and in consideration of the Per Engine Purchase Price (as defined therein), and other good and valuable consideration, the payment of which is described in the Engines Sales Agreement, Seller, the owner of full legal and beneficial title to:

Identification of the Engines

Engines Model	Engines Serial Number
CF34-8C	XXXXXX

has as of the ____ day of February 2024, sold, granted, transferred and delivered all right, title, and interest in and to the above listed Engine to Buyer, and to its successors and assigns, to have and to hold said Engine forever.

Seller hereby warrants to Buyer that at the time of delivery of the Engine to Buyer, Seller was the lawful owner of the Engine with good title thereto; that said the Engines is free from all claims, liens, encumbrances and rights of others (other than any claims, liens, encumbrances and rights of others arising by, through or under Buyer); that Seller has good and lawful right to sell the Engines; that there is hereby conveyed to Buyer on the date hereof good and marketable title to the Engines free and clear of all liens, claims, charges and encumbrances (other than any claims, liens, charges, encumbrances and rights of others arising by, through or under Buyer) and that Seller will warrant and defend such title against all claims and demands of all persons, whomsoever arising from any event or condition occurring prior to the time of delivery of this Bill of Sale by Seller to Buyer.

This Bill of Sale will be governed in accordance with the laws of the State of New York, U.S.A.; except, that New York conflict of law rules will not apply if the result would be the application of the laws of another jurisdiction.

The undersigned has caused this Bill of Sale to be signed by a duly authorized officer as of this ____ day of ________ 2024.

Mesa Airlines, Inc.

By: _________________________________

Printed Name: ________________________

Title: ________________________________

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Exhibit B

Form of

Certificate of Acceptance

GE Aviation Materials, Inc. (“Buyer”) hereby certifies that pursuant to the Engines Sales Agreement dated as of February ___ 2024, by and between Mesa Airlines, Inc. (“Seller”) and Buyer (the “Engines Sales Agreement”), in connection with the sale by Seller to Buyer of the used General Electric model CF34-8C aircraft Engine bearing the manufacturer’s serial number ESN XXXXXX (the “Engine”):

(a) Buyer has inspected the Engine, including all Engine Documents (as defined in the Engines Sales Agreement), and hereby confirms that the Engine is in all respects acceptable to Buyer for all purposes of the Engine Sales Agreement;

(b) Buyer has inspected, found to be complete and satisfactory to it and has received all of the Engine Documents relating to the Engine and confirms that such Engine Documents are in all respects acceptable to Buyer for all purposes of the Engine Sales Agreement.

This Certificate of Acceptance and any non-contractual obligations arising from or in connection with it shall be governed by the laws of the State of New York without regard to principles of conflicts of laws other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

Date: _____________

GE Aviation Materials, Inc.

By:

Name:

Title:

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EXHIBIT C

FORM OF

AIRCRAFT ENGINE DELIVERY RECEIPT

Date: ___________________________

Location: _____________________________

This is the receipt for the delivery of the used General Electric model CF34-8C aircraft Engine bearing the manufacturer’s serial number ESN XXXXXX (the “Engine”) and the related Aircraft Documents (as defined in the Engines Sales Agreement) delivered in accordance with the Engines Sales Agreement between GE Aviation Materials, Inc. and Mesa Airlines Inc, dated February __, 2024 (the “Engines Sales Agreement”).

The undersigned authorized agent of Buyer hereby acknowledges the satisfactory receipt of, and irrevocably and unconditionally accepts as delivered, the following:

. The Engine; and

2. All Engine Documents relating to the Engine which Buyer confirms have been delivered to it in accordance with the terms of the Engines Sales Agreement.

The undersigned further confirms that the Buyer has no rights or claims whatsoever against the Seller in respect of any of the matters disclaimed in Section 5.2 of the Engines Sales Agreement.

This Aircraft Engine Delivery Receipt and any non-contractual obligations arising from or in connection with it shall be governed by the laws of the State of New York without regard to principles of conflicts of laws other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

Received by _________________ on the date first above written.

GE Aviation Materials, Inc.

By:

Name:

Title:

[***]=[CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOUILD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

Exhibit D

FORM OF

NON-INCIDENT STATEMENT [BUSINESS TO REVIEW-DELIVERED SEPARATELY]

To be completed on Seller, Inc.’s letterhead

Mesa Airlines, Inc. (“Seller”) hereby certifies that, to the best of its knowledge, the used General Electric CF34-8C aircraft Engines bearing the manufacturer’s serial number ESN XXXXXX (the “Engines”):

•
Was not removed from an aircraft that has been subjected to any extreme heat or other form of extreme stress, e.g. major Engines failure, fire, or involved in an incident or accident as defined by the relevant regulating authority.

•
Does not have and has not had any PMA parts or NON-Type Certificate Holder repaired parts installed other than those authorized by the Engines manufacturer;

•
Has not been immersed in salt water or otherwise exposed to corrosive agents outside normal operation; and

•
Was not obtained from nor operated by any Government, or any military sources.

Last Operator:

Date: _____________

Mesa Airlines, Inc.

By:

Name:

Title:

[***]=[CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOUILD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

Schedule 2

“The Engines”

Total Package x 53.

[***]

[***]=[CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOUILD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]